SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 7, 2002



                                HUMBOLDT BANCORP
             (Exact name of registrant as specified in its charter)


            California                  0-27784                93-1175446
            ----------                  -------                ----------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)       File Number)          Identification No.)




                        2998 Douglas Boulevard, Suite 330
                               Roseville, CA 95661
                                  916.783.2812
          (Address and telephone number of principal executive offices)

Item 5.  Other Events and Regulation FD Disclosure

The purpose of this current report on Form 8-K is to announce that definitive agreement between Humboldt Bancorp ("Humboldt") and iPayment Holdings, Inc. ("iPayment") for the sale of certain assets related to its proprietary merchant bankcard operations was terminated effective October 4, 2002. Prior to the termination, both Humboldt and iPayment executed an amendment to the original agreement that provided for, among other things, the payment of a non-refundable $1 million deposit toward the purchase price by iPayment. Humboldt expects to recognize this fee in its results of operations for the fourth quarter of 2002.

Management does not believe that the termination of this agreement will have an adverse impact on Humboldt's results of operations or financial condition. Further, management does not believe that the termination of the agreement was a reflection of any problem or weakness associated with the proprietary merchant bankcard operation. Humboldt has engaged the services of an investment banking firm to assist with an immediate evaluation of strategic alternative available for this business.

A copy of the press release announcing the termination is included herewith as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  99.1     Press release dated October 7, 2002.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 7, 2002                HUMBOLDT BANCORP,
                                      a California Corporation


                                      /S/Patrick J. Rusnak
                                      ------------------------------------------
                                      Patrick J. Rusnak, Chief Financial Officer

Exhibit 99.1 Press Release

             Humboldt Bancorp Announces Termination of Agreement to

                Sell its Proprietary Merchant Bankcard Operations


EUREKA, CA - October 7, 2002 /PRNewswire/ - Humboldt Bancorp (Nasdaq: HBEK), today announced that the definitive agreement to sell its proprietary merchant bankcard operations to iPayment Holdings, Inc., originally announced on July 22, was terminated.

Humboldt announced on September 13 that the transaction had not closed as scheduled on August 30 and that both parties were continuing efforts to complete the transaction. On October 3, an amendment to the purchase agreement was executed by both parties that provided for, among other things, the payment of $1 million to Humboldt as a non-refundable deposit toward the purchase price. This payment was received by Humboldt and will be reflected in the Company's fourth quarter operating results.

"The proposed transaction was negotiated to provide for both the realization of value for our shareholders and job preservation for about 80 employees," commented Robert M. Daugherty, President & Chief Executive Officer. "We have received other expressions of interest as a result of our September 13 announcement and are reviewing all strategic options for this business with our investment banker."

Humboldt's  proprietary  merchant  bankcard  division  provides services to over
10,000 merchants and provides a consistent and significant source of non-interest revenue, with minimal fraud losses. For the six months ended June 30, 2002, Humboldt recognized approximately $7.6 million in non-interest revenue from its proprietary merchant bankcard operation and incurred net fraud losses of $140,000.

Humboldt Bancorp had total assets of $984 million as of June 30, 2002. Through its principal operating subsidiary, Humboldt Bank, it offers business and consumer banking services through 23 banking centers, principally in Northern California, including its Tehama Bank and Capitol Valley Bank divisions.

                             www.humboldtbancorp.com

This news release includes forward-looking statements, which management believes are a benefit to shareholders and investors. These forward-looking statements describe Humboldt Bancorp management's expectations regarding future events and developments, including the continued profitability and successful sale of the Company's proprietary merchant bankcard business that may cause actual results to differ materially and adversely. In addition, discussions about risks and uncertainties are set forth from time to time in the Company's publicly available Securities and Exchange Commission filings. Humboldt undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.